To the Board of Directors of
Nuveen Flagship Municipal Trust:
In planning and performing our audit of the financial statements of NUVEEN FLAGSHIP MUNICIPAL TRUST
(a Massachusetts business trust, comprising the Nuveen Intermediate Duration Municipal Bond Fund, Nuveen
Insured Municipal Bond Fund, Nuveen Flagship All-
American Municipal Bond Fund, Nuveen Flagship
Intermediate Municipal Bond Fund,  Nuveen Flagship
Limited Term Municipal Bond Fund and Nuveen High
Yield Municipal Bond Fund) for the year ended April 30,
2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.
The management of Nuveen Flagship Municipal Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
A material weakness is a condition in which the design or operation of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 2000.
This report is intended solely for the information and use of management and the Board of Directors of Nuveen
Flagship Municipal Trust and the Securities and Exchange
Commission.


	  ARTHUR ANDERSEN LLP
/s/     ARTHUR ANDERSEN LLP


Chicago, Illinois
June 20, 2000